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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, as amended, of our report dated February 11, 1998 relating to the financial statements of Professional Office Services, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and our report dated January 30, 1998 relating to XpiData, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Envoy Corporation's Current Report on Form 8-K and to all references to our Firm included in this registration statement.


                                           /s/ Arthur Andersen LLP
                                           -----------------------
                                               ARTHUR ANDERSEN LLP


Nashville, Tennessee
July 6, 1998